FINAL

~~DRAFT #4~~

OPTION AGREEMENT

This Agreement is effective as of the 1st. day of September, 2013.

WHEREAS, Western States Silver LLC .(" Western ") is Optionee under an agreement of May 1, 2013 , a copy being attached as Addendum " A " hereto (the " Option ") whereby it acquired the exclusive right to obtain a 100 % interest in and to certain mining claims and interests in the stipulated property rights (the " Property ");

AND WHEREAS, Western has agreed to option a 75% interest in the Optioned Property to Nevada Gold Corp ("Nevada ") all as hereafter provided;

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

Nevada has the option to acquire a 75% undivided interest in the Option and the Property, subject only to the terms of the underlying Option Agreement held by Western, by making property payments and exploration payments in respect of the Property, as hereafter set forth, in the following manner and times :

- A property payment of $5,000 on or before 1 October, 2013; and

- $120,000 in exploration expenditures on or before December 31, 2013; and

- $240,000 in exploration expenditures or before December 31, 2014; and

- $480,000 in exploration expenditures on or before December 31, 2015; and

- $1,500,000 in exploration expenditures on or before December, 2016; and

- $1,500,000 in exploration expenditures on or before December 31, 2017.

Coincident with the expenditure of the aggregate Exploration Payments, Western shall convey a registerable 75 % undivided interest in the Property to Nevada, free and clear of encumbrances, save as provided under 5 hereof.

IN FURTHERANCE OF THE FOREGOING, THE PARTIES COVENENT AND AGREE AS FOLLOWS:

1. Western has the right and authority to enter into this Agreement

2. The Option is in good standing according to its terms and Western covenants to maintain the rights and ensure the obligations of Optionee thereunder, save and except any of said obligations otherwise assumed by Nevada pursuant to this Agreement.

3. Western shall, subject to the expenditure by Nevada of the Exploration Payments, satisfy the total of its exercise payments set forth under Article 4.1 of the Option,

4. Nevada has the right and authority to enter into this Agreement.

5. Nevada acknowledges the Net Smelter Royalty in favour of the Optionor and as referred to under Articles 6 and 7 of the Option.

6. Nevada accepts the obligations of the Optionee under Article 11 thereof and agrees to undertake same in place and stead of the Optionee.

FUTHER COVENANTS AND AGREEMENTS OF THE PARTIES:

7. Upon Nevada obtaining its 75% interest in the Property, the Parties shall be deemed to have formed a joint venture in the Property and shall share all costs and benefits arising therefrom in proportion to their respective interests.

8. The parties confirm that Nevada shall be acknowledged as a `party to the Option for the purpose of receiving any notice by either party thereto and according to the provisions of Article 18 thereof as follows:

if to: Nevada Gold Corp.

Merrill W. Moses, President
2683 Via De La Valle
Suite G418
Del Mar, CA 92014
Phone: 858-367-9570
Fax: 858-759-2602
Email: mmoses@chowser.net

9. In the event of failure by Nevada to perform its obligations hereunder, including its failure to make the Exploration Payments and upon notice by Western, then any payments made by Nevada, shall revert to Western absolutely. Subject as aforesaid, Nevada shall be absolutely discharged of any further obligation or cost whatsoever and this Agreement shall be terminated.

10. The Parties acknowledge that the terms and conditions of the Option shall be read as part of this Agreement save and accept where inconsistent with the provisions hereof and where any interpretation or provision is inconsistent with these provisions, the terms herein shall prevail.

11. The Parties specifically adopt Articles L through P of the Option, inclusive.

12. Exploration Expenditures shall have the following meaning:

-all costs or expenditures of any nature paid or incurred by Nevada within the period of accountability including but without restriction any or all of the following in respect of the Option or the Property;

- exploration costs, permits, licenses, processing of ore, manpower, employees, agents, testing, maintenance, legal, accounting, taxes, ,insurance, consultants ,administration etc.; and

-any payment or cost incurred by Nevada arising from the default of Western under its Option obligations and specifically those under Article 4.

13. Western shall be entitled to act as agent and operator on the Property until such time as Nevada acquires its 75% interest therein, provided the compensation therefore shall be calculated on a commercially acceptable arms-length basis.

IN WITNESS WHEREOF each of the Parties have executed this Agreement effective the first day of September, 2013.

Western States Silver LLC.	Nevada Gold Corp.

DIAMOND JIM OPTION AGREEMENT

BY AND BETWEEN

Sandra J. Mason

(As Optionor)

And

Western States Silver Ltd

(As Optionee)

OPTION AGREEMENT

This Option Agreement (the "**Agreement**") is made and entered into on May 1, 2013 (the "Effective Date"), by and between:

Sandra J. Mason
(as "the Optionor")

and

Western States Silver Ltd.
(as "the Optionee").

RECITALS

A. **Sandra J. Mason** is the registered and beneficial owner of certain mining claims (the "Property") located in the State of Nevada, more particularly described in Schedule "A" to this Agreement; and

B. **Sandra J. Mason** has agreed to grant an option to **Western States Silver Ltd** entitling **Western States Silver Ltd** the right to earn a 100% undivided interest in and to the Property on the terms described herein.

THEREFORE in consideration of the mutual covenants and agreements provided for in this Agreement, the parties agree as follows:

1. DEFINITION AND INTERPRETATION

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a) **"Agreement"** means this Option Agreement and all Schedules attached hereto; and

b) **"Exchange"** means the TSX Venture Exchange; and

c) **"Exchange Approval"** means the approval of the Exchange to the parties having entered into this Agreement pursuant to the terms herein is received; and

d) **"NSR"** means the Net Smelter Royalty in favour of the Optionor to which the Property is subject; and

e) **"Option"** means an exclusive option granted to **Western States Silver Ltd** or their **Assigns** by the Optionor to earn an undivided 100% legal and beneficial interest in and to the Property (subject to the NSR), exercisable in the manner described in Section 4; and

f) **"Property"** has the meaning ascribed to that term in recital "A" of this Agreement and further described in Schedules "A" ," B" and "C" attached hereto; and

g) **"Property Rights"** means all licences, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties, either before or after the date of this Agreement, and necessary for the development of the Property or for the purpose of placing the Property into production or of continuing production on the Property; and

h) **"Shares"** means fully paid and non-assessable common shares in the capital of **Western States Silver Ltd** issued pursuant to exemptions from registration and prospectus requirements contained in Section 2.13 of National Instrument 45-106 *Prospectus and Registration Exemptions*.

For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

i) any reference in this Agreement to a designated "Section", "Schedule", "paragraph" or other subdivision refers to the designated Section, Schedule, paragraph or other subdivision of this Agreement; and

(j) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; and

(k) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter; and

(l) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation; and

(m) any reference to "party" or "parties" means any one or all of the Optionor or the Optionee, as the context requires; and

(n) the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(o) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa; and

(p) all references to currency refer to United States dollars unless otherwise specified.

(q) wherever any term or condition, expressed or implied, in any of the Schedules conflicts or is at variance with any term or conditions of this Agreement, the terms or conditions of this Agreement will prevail.

2. SCHEDULES

The following are the Schedules to this Agreement, and are incorporated into this Agreement by reference:

Schedule "A":	Copy of Claim Affidavits
Schedule "B":	Copy of Claim Location Map
Schedule "C":	Copy of Quit Claim Deed

3. CONVEYANCE OF CLAIMS

The Optionor does hereby convey and transfer 100% of the right, title and interest to the Optionee, subject only to the conditions set forth in this Agreement, in and to the Property; which is defined as the following unpatented mining claims, situated in Township 45 North, Range 56 East, Sections 34, Island Mining district, Elko County, Nevada and more particularly described as follows:

CLAIM NAME		**LEGAL DESCRIPTION**	
Name of Claim	BLM Serial No	Name of claim	BLM Serial No
DIANA	NMC92023	PINE RIDGE # 7	NMC92006
DJ # 1	NMC92024	PINE RIDGE # 8	NMC92007
DJ # 2	NMC92025	PINE RIDGE # 9	NMC92008
DJ # 3	NMC92026	PINE RIDGE # 10	NMC92009
DJ # 5	NMC92027	PINE RIDGE # 11	NMC92010
DJ # 6	NMC92028	PINE RIDGE # 12	NMC92011
HILLTOP # 2	NMC92018	PINE RIDGE # 13	NMC92012
HILLTOP # 5	NMC92019	PINE RIDGE # 14	NMC92013
HILLTOP # 6	NMC92020	PINE RIDGE # 15	NMC92014
MOUNTAIN VIEW # 4	NMC92021	PINE RIDGE # 16	NMC92015
MOUNTAIN VIEW # 7	NMC92022	PINE RIDGE # 18	NMC92016
PINE RIDGE # 1	NMC92000	PINE RIDGE # 19	NMC92017
PINE RIDGE # 2	NMC92001	PINE RIDGE EXT	NMC91999
PINE RIDGE # 3	NMC92002	TOMBOY # 1	NMC92030
PINE RIDGE # 4	NMC92003	TOMBOY # 4	NMC92031
PINE RIDGE # 5	NMC92004	TOMBOY # 5	NMC92029
PINE RIDGE # 6	NMC92005		

The claims are transferred free and clear of all debts, liabilities, liens and encumbrances. There are no other assets, equipment, permits or entities transferred with these claims.

4. PRICE AND TERMS

4.1. In order to exercise the Option Agreement, the consideration payable by the Optionee to the Optionor shall be payable in shares, as follows:

4.1.1. 100,000 shares of the company upon signing the Agreement.
4.1.2. 100,000 shares on or before the first anniversary date of the agreement.
4.1.3. 150,000 shares on or before the second anniversary date of the agreement.
4.1.4. 200,000 shares on or before the third anniversary date of the agreement.
4.1.5. 250,000 shares on or before the fourth anniversary date of the agreement.
4.1.6. 300,000 shares on or before the fifth anniversary date of the agreement

5. MINIMUM ANNUAL WORK COMMITMENT

No annual work commitments are required; however the company agrees to use its best efforts to advance the project to production. Western States Silver Ltd with the assistance of the Optionor will maintain the claims in good standing each year.

6. NET SMELTER ROYALTY

A Net Smelter Royalty is reserved for the Optionor where upon commencement of Commercial Production a Net Smelter Royalty (NSR) of three percent (3%) shall be due and made payable quarterly.

DEFINITIONS

a) **"Allowable Deductions"** means: (i) all costs, tolling charges, representation expenses, metal losses, umpire charges, expenses, penalties, fees and other expenses and charges of any nature whatsoever that are either paid or incurred by the Optionee or its Assigns and Affiliates for or in connection with mineral treatment, smelting, refining or beneficiation processes or procedures after the Products leave the Mine Site (meaning mine excavations on the Properties and ancillary facilities including, without limitation, leach pads, stockpiles and storage facilities on and in the vicinity of the Properties); (ii) all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Optionee and its Assigns and Affiliates for or in connection with transportation (including insurance, shipping, freight, stockpiling, storage, warehousing, handling, port, demurrage, delay and forwarding expenses and transaction taxes) of Products away from the Mine Site to a smelter or refinery or other place of mineral treatment or beneficiation and from there to the place or places of storage and sale to the ultimate purchaser; (iii) sales, use, gross receipts, customs duties, severance, government royalties, ad valorem, VAT and other taxes and governmental charges, if any, payable with respect to the existence, severance, production, removal, sale, processing, transportation, or disposition of Products, but excluding taxes based on the net income of the Optionee, Assigns or its Affiliates; (iv) costs and fees of sales, insurance, consignment, agency fees and sales

brokerage, and any discounts or rebates given to customers for off-specification or damaged product, and in each case, determined without duplication.

b) **"Commercial Production"** shall mean all ores, concentrates, precipitates, cathodes, leach solutions, doré, or any other primary, intermediate or final metallic products extracted, mined and removed from the Properties for commercial sale.

c) **"Deemed Receipts"** shall mean the following:

    a. Where the Optionee or its Assigns or Affiliates produces, as a final Product or have produced as a final Product through a tolling or smelting or refining contract or any other transaction that results in the return to, or credit to the account of the Optionee, its Assigns or its Affiliates, refined metals in each case from ores or other material mined and removed from the Properties, then the term **"Deemed Receipts"** for such metal shall be deemed to mean the proceeds from the sale of a net number of pounds avoirdupois of lead or troy ounces of Gold Bullion and Silver Bullion, as the case may be, returned to, or credited to the account of, the Optionee, its Assigns or its Affiliates in a calendar quarter,

d) **"Optionee"** shall mean the Company and its successors and assigns.

e) **"Net Smelter Returns"** shall be the Receipts less the Allowable Deductions pertaining to such Receipts, in each case for the applicable calendar quarter.

f) **"Net Smelter Returns Royalty"** means the royalty granted by this Reservation of Royalty'.

g) **"Person"** shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, governmental authority or any agency or political subdivision thereof, or other entity.

h) **"Products"** shall mean all ores, concentrates, precipitates, cathodes, leach solutions, doré, or any other primary, intermediate or final metallic products extracted, mined and removed from the Properties for commercial sale. Products shall not include any material mined and removed from the Properties for use by The Optionee for roads, foundations, concrete or other construction or industrial uses relating to the Properties or material that is processed that did not originate from the Properties.

i) **"Properties"** shall mean (i) those Properties in Elko County, State of Nevada, described on Exhibit A, subject to any modification, change or improvement thereon made from time to time by the Optionee, together with (ii) any other rights, titles and interests in real property acquired by the Optionee within the Area of Interest *after* the date of this Reservation of Royalty, but excluding any real property interest.

7. COMPUTATION OF NET SMELTER ROYALTY

7.1. Upon commencement of Commercial Production a Net Smelter Royalty (NSR) of three percent (3%) shall be due and made payable quarterly.

7.2. The Optionee may, at any time after Commercial Production has commenced, reduce the NSR to one percent (1%) by paying the Optionee $1,250,000 for each one percentage point so reduced.

7.3. The Optionor agrees to grant the Optionee "the first right of offer" to purchase the remaining one percent (1%) NSR in the event that the Optionor wishes to sell the remaining NSR.

7.4. Royalties shall be paid quarterly (by the 15th of following month), based on all applicable receipts for the prior quarter. Optionee shall have reasonable periodic audit rights during normal business hours to verify that the royalties are being paid in accordance with the terms of this Agreement. In the event of any underpayment, Optionee shall reimburse Optionor for the costs of the audit.

8. EXERCISE OF OPTION

Upon the Optionee having performed all of the requirements of Sections 4 in the time contemplated thereby, the Optionee, without any further payment or action, shall be deemed to have exercised the Option in full, and the Optionee will have acquired or deemed to have acquired a 100% legal and beneficial interest in the Property free and clear of all liens, charges and encumbrances, other than the NSR.

9. TRANSFER OF CLAIM DEEDS, OWNERSHIP AND GRANT OF SECURITY INTEREST

9.1. Execution of this Agreement shall constitute a complete but conditional transfer of ownership of the Property to the Optionee. The Optionor shall prepare and sign a quit claim deed to the Property into the name of Optionee, a copy of which is attached in Appendix "C".

9.2. Until the payment terms, underlying the Option, have been paid in full, with the Optionee not otherwise being in default on this Agreement, the Optionee grants to the Optionor the right to retain title to the claims in the name of Sandra J. Mason for security purposes only (the "Security Interest"), and shall also retain a possessory Security Interest in the quit claim deed of the claims. Sandra J. Mason shall be appointed the escrow holder and in his capacity as escrow holder, as described below, shall take and hold possession of the quit claim deed. Said Security Interest shall remain in effect until the payment terms underlying the Option are paid in full and the Optionee at that time is not otherwise in default of this Agreement; at which time said Security Interest shall be released and all deeds delivered to the Optionee for recordation.

9.3. Upon the Optionee having exercised the Option, the Optionor will do all such further acts and execute all such further documents as may be necessary or desirable to transfer and to effect registration of the Optionee's interest in the Property with the appropriate governmental authority or mining claim registries.

10. CONDITIONS PRECEDENT

The obligation of the Optionee to consummate the transactions contemplated under this Agreement is subject to the following conditions which are to the Optionee's sole benefit and may be waived in writing by the Optionee:

10.1. The Optionee may, in the future, require regulatory approvals to the transactions contemplated in this Agreement including receipt of TSX Venture Exchange acceptance to the Agreement in order to issue cash and shares. Shares issued, as contemplated by this agreement, may be subject to a hold period as required by the Exchange; and

10.2. The Optionor and the Optionee will use their best reasonable efforts to assist each other in obtaining the requisite regulatory approvals to this Agreement

11. OBLIGATIONS DURING THE PERIOD

11.1. During the Option Period, unless this Agreement is terminated in accordance with Section 19, the Optionee covenants and agrees with the Optionor that the Optionee will:

11.1.1. maintain the Property in good standing by doing and filing all assessment work or making payments in lieu thereof and by performing all other acts which may be necessary in order to keep the Property in good standing and free and clear of all liens and other charges arising from or out of the Optionee's activities on the Property;

11.1.2. be responsible for all reclamation on the Property as a result of all work conducted on the Property by the Optionee during the term of this Agreement; and

11.1.3. do all work on the Property in a good and workmanlike manner and in accordance with sound mining and engineering practices and in compliance with all applicable laws, bylaws, regulations, orders, and lawful requirements of any governmental or regulatory authority and comply with all laws governing the possession of the Property, including, without limitation, those governing safety, pollution and environmental matters;

11.1.4. maintain at all times, commercial and property liability insurance coverage and indemnification for injuries sustained by personnel while working on the Property.

11.2. During the Option period, unless this Agreement is terminated in accordance with Section 19, the Optionor covenants and agrees with the Optionee that the Optionor will:

11.2.1. permit the Optionee and its duly authorized representatives, at their own risk and expense, access to the Property at all times and without disturbance and the Optionee shall be entitled to undertake all such tests and exploration on the Property as it may require and shall be entitled to remove reasonable quantities of ore and rock from the Property for the purposes of bulk sampling and testing; and

11.2.2. provide all historical information in its possession with respect to previous exploration work conducted on the Property requested by the Optionee.

12. NO ENCUMBERANCES OVER THE PROPERTY

During the Option Period, the Optionee will not be entitled to grant any mortgage, charge or lien of or upon the Property or any portion thereof without the prior written consent of the Optionor.

13. RIGHT OF ENTRY

Upon execution of this Agreement the Optionee shall have the exclusive right to immediately commence exploration and mining related activities. The Optionee hereby, absolutely and without exception, agrees that Optionee shall operate on the claims only in conformance with the terms and conditions of any future issued permits and stipulations; and in further conformance with all federal, state and local laws, rules and regulations, as applicable.

14. REPRESENTATIONS & WARRANTIES OF OPTIONOR

Optionor hereby represents and warrants as follows:

14.1. The Optionor has full power, capacity, and authority to carry on their business and enter into and perform the obligations of the Optionor under this Agreement and any agreement or instrument contemplated by this Agreement, and that this Agreement is legally binding and enforceable against the Optionor in accordance with its terms.

14.2. Neither the execution and delivery of this Agreement or any agreement contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in a breach of, or accelerate the performance required by, any agreement to which the Optionor is a contracting party.

14.3. The claims are fully and accurately described, and have been properly granted to and are held by the Optionor, in full compliance with the laws of the United States, and all applicable jurisdictions therein, and are in good standing, and the Optionor is fully qualified under United States laws and regulations to acquire, hold, and exploit mineral claims, concessions, licenses and permits applicable thereto in the United States.

14.4. No other person or entity has any proprietary or possessory interest or right in the claims or the minerals thereon, or any right capable of becoming an interest in the claims or the minerals therein and, except for annual fees due to the government to maintain the claims in good standing, no Person is entitled to any royalty or other payment in the nature of rent, royalty on any minerals, ores, metals, concentrates, or any other such products removed from the claims.

14.5. The claims have no debts, liabilities, actual or known potential claims for damages or other remuneration, no known actual or potential general liabilities attached thereto. There are no liens, charges, encumbrances (recorded or unrecorded), restrictions, reservations, defects, or objections materially affecting the Optionor's rights as the holder of the claims.

14.6. There are no consents, orders, or approvals, governmental or otherwise, required in the United States, or any jurisdiction thereof, with respect to the completion of the transfer of the Assets.

14.7. There are no actual, pending, or threatened actions, suits, claims, or proceedings, regarding the claims, or any basis for any such of which the Optionor is aware.

14.8. The representations and warranties contained in Section 14 are provided for the exclusive benefit of the Optionee and a breach of any one or more representations or warranties may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in Section 14 will survive the execution and delivery of this Agreement.

15. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

Optionee hereby represents and warrants to Optionor as of the Effective Date as follows:

15.1. The Optionee is a corporation organized, and validly existing under the laws of British Columbia, and is qualified to carry on business in that jurisdiction; and

15.2. The Optionee has full power, capacity, and authority to carry on its business and to enter into and perform its obligations under this Agreement and any agreement or instrument referred to or contemplated under this Agreement, and this Agreement is legally binding upon it and is enforceable in accordance with its terms; and

15.3. Neither the execution and delivery of this Agreement or any agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which it is a contracting party; and

15.4. The execution and delivery of this Agreement and any agreements and instruments contemplated hereby have been duly authorized by all necessary corporate action on its part, and will not violate or result in the breach of any laws of any jurisdiction applicable or pertaining thereto or of its incorporating documents; and

15.5. The Optionee acknowledges that there are no permits associated with this claim or the claims, and no permit applications of any kind have been filed or are pending as of the date of this Agreement; and

15.6. The representations and warranties contained in Section 15 are provided for the exclusive benefit of the Optionor and a breach of any one or more representations or warranties may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in Section 15 will survive the execution and delivery of this Agreement.

16. INDEMNIFICATION BY OPTIONOR

The Optionor covenants and agrees with the Optionee (which covenant and agreement will survive the execution, delivery and termination of this Agreement) that there are no liabilities, liens, debts or encumbrances against the claims. There are no existing contractual arrangements, employee benefit plans or other similar obligations. The Optionor transfers the claim free and clear of all liens and encumbrances. The Optionor hereby agrees to indemnify, defend and hold the Optionee harmless from and against any debts, liens and encumbrances against the claim, and any known general liabilities existing at the time of closing. In the event that any such liabilities arise and are paid by the Optionee, the Optionee may offset such liabilities against any remaining payments due to the Optionor provided the Optionor is in agreement.

17. INDEMNIFICATION BY THE OPTIONEE

The Optionee covenants and agrees with the Optionor (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Optionor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Optionee herein being untrue or arising out of the Optionee and its duly authorized representatives accessing the Property and any and all work

performed by the Optionee and its agents, employees, suppliers and vendors with respect to this Agreement.

18. NOTICES

18.1. All notices permitted or required by this Agreement, and any other notice, request, demand, or communication pursuant to this Agreement must be provided in writing to all Parties hereto, and may be given (1) via personal delivery; (2) via courier service; (3) by registered or certified mail, first-class postage prepaid, return receipt requested; (4) by facsimile, provided that the sender has evidence that the transmission was received by the addressee's facsimile machine; or, (5) by electronic mail, provided that the sender has evidence that the electronic mail was received at the electronic address of the addressee.

18.2. Notices shall be effective (1) if delivered personally, by facsimile or electronic mail, on the date of delivery, if delivered before or during normal business hours, and on the next business day, if delivered after normal business hours; and, (2) on the date of delivery, if by mail or courier.

18.3. Notices and other communications shall be addressed to the respective Parties at the addresses set forth below. Addresses may be modified at any time, by a Notice given in accordance with the provisions of this Section 18.

If to Optionor: Sandra J. Mason, (Copy to Dan Mason)
5210 Terner Way, Apt #115
San Jose, CA 95136
sand.mason@yahoo.com.
(408) 978-8455 *Office*
(408) 693-1161 *Mobile*

If to Optionee: Western States Silver Ltd
2223 Folkestone Way
West Vancouver, BC, V7S 2Y6
mb@telus.net
604-921-2510 *Office*
604-803-8600 *Mobile*

19. DEFAULT AND TERMINATION

This Agreement will terminate and the Option granted herein will lapse if, at any time during the Option period, the Optionee is in default of any requirement of this Agreement or is in breach of any provision contained in this Agreement provided that the Optionor:

19.1. will have given to the Optionee 30 days written notice of the particular failure, default, or breach; and

19.2. the Optionee has not, within 30 days following delivery of such written notice of default, cured such default; or

19.3. Upon the expiry of 30 days' written notice from the Optionor to the Optionee, the Optionee will thereafter have no further liability or obligation under the Agreement other than to fulfill the requirements as specified in Sections 19.4 and 19.5

19.4. If the Optionee shall voluntarily terminate this Agreement or if the Agreement is terminated by default, the Optionee shall vacate the site forthwith. Any and all equipment shall be removed; any necessary cleanup performed; and any reclamation of test, excavation and operating areas completed. The Optionee's obligations in this regard shall survive its voluntary termination of this Agreement. Any permit or permitting effort shall accrue to the benefit of the Optionor. All money paid by Optionee to Optionor prior to the voluntary termination shall be non-refundable in all cases.

19.5. The Optionee agrees to leave the claims in good standing for a period of 12 months upon termination of the Agreement.

20. MISCELLANEOUS PROVISIONS

20.1. **Recitals Incorporated.** The Recitals to this Agreement are true and correct and are hereby incorporated by reference into and made a part of this Agreement.

20.2. **Preparation of this Agreement.** The Parties and their respective counsel participated, or were given the right to participate in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise in favor of either Party.

20.3. **Further Assurances.** The Parties hereby agree to execute and deliver, from time to time hereafter, to one another any and all further documents and instruments as they may reasonably request in order to effectuate the purposes and carry out the provisions of this Agreement; including the Security Interest granted herein by Optionee to Optionor. In the event that at any time hereafter, due to a change in circumstances (including without limitation any change in applicable law or any decision made by a court of competent jurisdiction construing applicable law), if it is, in the opinion of counsel for a Party, necessary or desirable to file or record this Agreement, the Parties agree to execute and deliver any instruments which may be necessary or appropriate to make such filing or recording effective.

20.4. **Binding Effect.** The Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties.

20.5. **Assignability.** This Agreement is not assignable by Optionee without the prior written consent of Optionor, which shall not be unreasonably withheld.

20.6. **Confidential Information.** All information regarding the exploration or mining operations on the Property will be the exclusive property of the parties hereto and will not be disclosed to any third party or the public without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed beyond three business days.

20.7. **Costs.** Each Party shall be responsible for their respective costs and expenses (including legal and accounting costs) associated with the execution of this Agreement.

20.8. **Force Majeure.** If either party is at any time during the Option Period prevented or delayed in complying with any of the provisions of this Agreement (the "Affected Party") by reason of strikes, lockouts, labour, power or fuel shortages, fires, wars, acts of God, weather conditions restricting exploration or mining operations, civil disturbances, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the reasonable control of the Affected Party (provided that lack of sufficient funds to carry out exploration on the Property will be deemed not to be beyond the reasonable control

of the Affected Party), then the time limited for the performance by the Affected Party of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay. Nothing in this paragraph 19.8 or this Agreement will relieve either Party from its obligation to maintain the claims comprising the Property in good standing and to comply with all applicable laws and regulations including, without limitation, those governing safety, pollution and environmental matters. The Affected Party will give notice to the other party of each event of force majeure under paragraph 19.8 within 7 days of such event commencing and upon cessation of such event will furnish the other party with written notice to that effect together with particulars of the number of days by which the time for performing the obligations of the Affected Party under this Agreement has been extended by virtue of such event of force majeure and all preceding events of force majeure.

20.9. **Governing Law:** This Agreement, and all attendant and supplemental documents thereto, shall be governed by the laws of the United States of America and the State of Nevada, which shall have exclusive jurisdiction over the enforcement and interpretation thereof. This Agreement shall be construed according to those laws of the State of Nevada applicable to contracts entered into and performed entirely within the State of Nevada. Optionee and Optionor hereby consent to the exclusive jurisdiction of the State Courts of the State of Nevada, or the United States District Court for the District of Nevada in all matters arising out of this Agreement. Notwithstanding the jurisdictional limitations set forth hereinafter, and in addition to other rights and remedies available to either party for redress upon the breach or default of any term or condition of, or interpretation of this Agreement, the parties shall be entitled to seek from any Court of competent jurisdiction, preliminary and permanent injunctive relief.

20.10. **Waiver, Modification or Cancellation.** Any waiver, alteration, or modification of any of the provisions of this Agreement, or cancellation or replacement of the same, shall not be valid unless made in writing and signed by the Parties hereto.

20.11. **Entire Agreement.** This Agreement contains the entire understanding and agreements of the Parties with respect to the subject matters set forth herein, superseding any and all prior agreements, written or oral, between the Parties regarding the same subject matter. Each Party to this Agreement acknowledges that no representations, inducements, promises, or statements (whether written or oral) have been made by any Party hereto or anyone acting on behalf of any Party hereto which are not embodied herein.

20.12. **Tax and Other Consequences.** Each Party shall be responsible for their respective tax and administrative obligations resulting from the execution of this Agreement.

20.13. **Captions and Headings.** The captions and headings of the paragraphs of this Agreement are inserted for convenience or reference only and are not to be construed in any way as a part of this Agreement.

20.14. **Execution in Counterparts.** This Agreement may be executed in counterparts, and such counterparts (including any transmitted by electronic facsimile) shall constitute one and the same agreement.

20.15. **Electronic Delivery.** This Agreement may be executed with digital or electronic signatures and delivered by the Parties in any manner which is in compliance with Section 18 hereof. Any such copy of the Agreement shall be deemed a binding copy.

20.16. **Severability.** If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, in multiple counterparts, by their duly authorized representatives, as of the Effective Date, and at the places set forth below:

Agreed to by the Optionor:

Sandra J. Mason

By: ______________________ Date: May 1, 2013
Sandra J. Mason

Agreed to by the Optionee:

Western States Silver Ltd

By: ______________________ Date: APRIL 29, 2013
Malcolm Bell, President

SCHEDULE "A"

Claim Descriptions and Claim Affidavits

Name of Claim	BLM Serial No	Name of claim	BLM Serial No
DIANA	NMC92023	PINE RIDGE # 7	NMC92006
DJ # 1	NMC92024	PINE RIDGE # 8	NMC92007
DJ # 2	NMC92025	PINE RIDGE # 9	NMC92008
DJ # 3	NMC92026	PINE RIDGE # 10	NMC92009
DJ # 5	NMC92027	PINE RIDGE # 11	NMC92010
DJ # 6	NMC92028	PINE RIDGE # 12	NMC92011
HILLTOP # 2	NMC92018	PINE RIDGE # 13	NMC92012
HILLTOP # 5	NMC92019	PINE RIDGE # 14	NMC92013
HILLTOP # 6	NMC92020	PINE RIDGE # 15	NMC92014
MOUNTAIN VIEW # 4	NMC92021	PINE RIDGE # 16	NMC92015
MOUNTAIN VIEW # 7	NMC92022	PINE RIDGE # 18	NMC92016
PINE RIDGE # 1	NMC92000	PINE RIDGE # 19	NMC92017
PINE RIDGE # 2	NMC92001	PINE RIDGE EXT	NMC91999
PINE RIDGE # 3	NMC92002	TOMBOY # 1	NMC92030
PINE RIDGE # 4	NMC92003	TOMBOY # 4	NMC92031
PINE RIDGE # 5	NMC92004	TOMBOY # 5	NMC92029
PINE RIDGE # 6	NMC92005		

SCHEDULE "B"

Claim Map

SCHEDULE "C"

Example of Quitclaim Deed, held in Trust by Sandra L Mason
pending completion of Option terms.

(to be attached by June 15, 2012)